Exhibit 99.2

Citigroup Inc.

Issue of EUR 1,250,000,000 Floating Rate Notes due March 2023

under the

U.S.$110,000,000,000

Programme for the issuance of Euro Medium-Term Notes, Series C

The securities described herein have not been and will not be registered under the U.S. Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

1.	Specified Currency:	Euro (“EUR”)
2.	Aggregate Nominal Amount:	EUR 1,250,000,000
3.	Issue Price:	100.000 per cent. of the Aggregate Nominal Amount
4.	(i) Specified Denominations:	EUR 100,000 and integral multiples of EUR 1,000 in excess thereof up to and including EUR 199,000
	(ii) Calculation Amount:	EUR 1,000
5.	Issue Date:	21 March 2018
6.	Maturity Date:	The Interest Payment Date falling on or nearest to 21 March 2023
7.	Interest Basis:	Three-month EURIBOR + 0.50 per cent. per annum Floating Rate (further particulars specified below)
8.	Redemption/Payment Basis:	Redemption at par
9.	Put/Call Options:	Issuer Call (further particulars specified below)
10.	Status of the Notes:	Senior
PROVISIONS RELATING TO INTEREST (IF ANY) PAYABLE
11.	Floating Rate Note Provisions:	Applicable
	(i) Interest Periods:	On, and including, each Interest Payment Date to, but excluding, the next Specified Interest Payment Date; provided that for the first Interest Period, on, and including, the Issue Date to, but excluding, the first Interest Payment Date
	(ii) Specified Period(s):	Not Applicable
	(iii) Specified Interest Payment Dates:	Interest will be payable quarterly in arrears on 21 March, 21 June, 21 September and 21 December in each year subject, in each case, to adjustment in accordance with the Business Day Convention specified below

	(iv) First Interest Payment Date:	21 June 2018
	(v) Business Day Convention:	Modified Following Business Day Convention
	(vi) Business Centre(s):	TARGET, London
	(vii) Manner in which the Rate(s)of Interest is/are to be determined:	Screen Rate Determination
	(viii) Party responsible for calculating the Rate(s) of Interest and Interest Amount(s) (if not the Fiscal Agent):	Not Applicable
(ix) Screen Rate Determination:
	● Reference Rate:	Three-month EURIBOR
	● Interest Determination Date(s):	The second TARGET Business Day prior to the first day of each Interest Period
	● Relevant Screen Page:	The display page designated EURIBOR01 on Reuters
	● Relevant Time:	11:00 a.m. Brussels time
	● Relevant Financial Centre:	Eurozone
	(x) ISDA Determination:	Not Applicable
	(xi) Margin(s):	+ 0.50 per cent. per annum
	(xii) Minimum Rate of Interest:	0.000 per cent. per annum
	(xiii) Maximum Rate of Interest:	Not Applicable
	(xiv) Day Count Fraction:	Actual/360

12.	Call Option:	Applicable
	(i) Optional Redemption Date(s) (Call):	In whole at any time, or in part from time to time, on or after 21 February 2023.
	(ii) Notice period (if other than as set out in the Conditions):	Not less than 15 nor more than 60 days’ notice
13.	Final Redemption Amount:	EUR 1,000 per Calculation Amount
14.	Early Redemption Amount:
	Early Redemption Amount(s) per Calculation Amount payable on redemption for taxation reasons or on event of default or other early redemption and/or the method of calculating the same (if required or if different from that set out in the Conditions):	EUR 1,000 per Calculation Amount

GENERAL PROVISIONS APPLICABLE TO THE NOTES
15.	Additional Financial Centre(s) or other special provisions relating to Payment Dates:	London
16.	Listing:	Luxembourg

OPERATIONAL INFORMATION
	ISIN Code:	XS1795253134
	Common Code:	179525313